UNANIMOUS CONSENT RESOLUTION
OF THE BOARD OF MANAGERS
OF
NODE NEXUS CO. LLC

The undersigned, being the sole member of the Board of Managers (the “Board”) of Node Nexus Co. LLC, a limited liability company organized and existing under the laws of the United Arab Emirates (the “Company”), acting by unanimous written consent, hereby resolves as follows:

1.Recitals

a. The Company is the owner of 100% of its issued and outstanding shares.

b. The Company has received an offer from Spectral Capital Corporation, a Nevada corporation (the “Purchaser”), to purchase 100% of the issued and outstanding shares of the Company (the “Sale”).

c. The consideration for the Sale shall be 1,000,000 Series Quantum Preferred Shares in the Purchaser to be issued to Sean Michael Brehm (the “Shareholder”).

d. The Shareholder, being the sole shareholder of the Company, has consented to the Sale.

2.Approval of the Sale: The Sale of 100% of the issued and outstanding shares of the Company to the Purchaser is hereby approved.

3.Consideration: The consideration for the Sale shall be 1,000,000 Series Quantum Preferred Shares in the Purchaser to be issued to the Shareholder.

4.Authorization: The Manager of the Company is hereby authorized and directed to take all necessary actions to implement and complete the Sale, including without limitation the execution and delivery of all necessary documents and agreements.

Date: August 28, 2024

Approved and consented to by unanimous written consent:

X	/s/ Sean Michael Brehm
Sean Michael Brehm
Sean Michael Brehm, Sole Member of the Board
Node Nexus Co. LLC